                                                                EXHIBIT (a)(iii)


                      THE ENTERPRISE GROUP OF FUNDS, INC.

                             ARTICLES SUPPLEMENTARY



     THE ENTERPRISE GROUP OF FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, an open-end investment company and registered under the Investment Company Act of 1940, as amended, and having authorized capital of two billion four hundred million
(2,500,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows:

     (1) increase the number of authorized shares from two billion five hundred million (2,500,000,000) shares of common stock, $.10 par value, with an aggregate par value of $250,000,000 to four billion nine hundred million (4,900,000,000) shares of common stock, $.10 par value, with an aggregate par value of Four Hundred Ninety million dollars ($490,000,000);

     (2) classify eight hundred million (800,000,000) of the authorized, unissued and unclassified shares of the common stock, par value $.10 per share, with an aggregate par value of eight hundred thousand dollars ($800,000), into four classes; Class A Common Stock, Class B Common Stock, Class C Common Stock, and Class Y Common Stock, each such class to consist of 200,000,000 shares (collectively, the Enterprise Balanced Fund);

     (3) classify eight hundred million (800,000,000) of the authorized, unissued and unclassified shares of the common stock, par value $.10 per share, with an aggregate par value of eight hundred thousand dollars ($800,000) into four classes: Class A Common stock, Class B Common Stock, Class C Common Stock, and Class Y Common Stock, each such class to consist of 200,000,000 shares (collectively, the Enterprise Multi-Cap Growth Fund);

     (4) classify eight hundred million (800,000,000) of the authorized, unissued and unclassified shares of the common stock, par value $.10 per share, with an aggregate par value of eight hundred thousand dollars ($800,000), into four classes: Class A Common Stock, Class B Common Stock, Class C Common stock, and Class Y Common Stock, each such class to consist of 200,000,000 shares (collectively, the Enterprise Internet Fund).

     SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

     A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of common stock of the Corporation is set forth in the Corporation's Charter, and has not been changed by the Board of Directors of the Corporation.

     THIRD: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to the authority and power contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, The Enterprise Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Chairman and witnessed by its Secretary on July 1st, 1999.

WITNESS                                      THE ENTERPRISE GROUP OF FUNDS, INC.



/s/ CATHERINE R. MCCLELLAN                   /s/ VICTOR UGOLYN
-------------------------------              -------------------------------
Catherine R. McClellan                       Victor Ugolyn
Secretary                                    Chairman



     THE UNDERSIGNED, Chairman of The Enterprise Group of Funds, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                             /s/ VICTOR UGOLYN
                                             -------------------------------
                                             Victor Ugolyn
                                             Chairman